                                                                   EXHIBIT 2
625 Fourth Avenue South
Minneapolis, Minnesota   55415
(612) 340-5727
FAX:  (612) 340-7062

        LUTHERAN
[LOGO]  BROTHERHOOD

James M. Odland
Assistant Vice President
Law Division

January 17, 1994


Lutheran Brotherhood
625 Fourth Avenue South
Minneapolis, MN  55415

Gentlemen:

In connection with the proposed registration under the Securities Act of 1933, as amended, of individual flexible premium variable life insurance contracts (the "Contracts") and interests in LB Variable Life Insurance Account I (the "Variable Account"), I have examined documents relating to the establishment of the Variable Account by the Board of Directors of Lutheran Brotherhood (the "Society") as a separate account for assets applicable to variable life insurance contracts, pursuant to Minnesota Statutes Sections 61A.13 to 61A.21, as amended, and the Registration Statement, on Form S-6, as amended by Amendment No. 1 thereto, File
No. 33-72386 (the "Registration Statement"), and I have examined such other documents and have reviewed such matters of law as I have deemed necessary for this opinion, and I advise you that in my opinion:

1. The Variable Account is a separate account of the Society duly created and validly existing pursuant to the laws of the State of Minnesota.

2. The Contracts, when issued in accordance with the Prospectus constituting a part of the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Society in accordance with their respective terms.

3. The portion of the assets held in the Variable Account equal to reserves and other contract liabilities with respect to the Variable Account are not chargeable with liabilities arising out of any other business the Society may conduct.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Opinions" in the Prospectus constituting a part of the Registration Statement and to the references to me wherever appearing therein.

Very truly yours,
   /s/James M. Odland
James M. Odland

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